AMERICAN BUILDINGS COMPANY
                                                      EUFAULA, ALABAMA 36027
                                                         (334) 687-2032

FOR  IMMEDIATE  RELEASE         CONTACT:  Charles Blackmon, Executive V.P. CFO

                           AMERICAN BUILDINGS COMPANY

                       TO BE ACQUIRED BY ONEX CORPORATION

EUFAULA, AL - APRIL 8, 1999 - American Buildings Company (NASDAQ: ABCO), and ONEX Corporation of Toronto, Canada have entered into a definitive merger agreement wherein all the outstanding common shares of ABCO will be acquired at a price of $36.00 per share in cash. The total value of the transaction is approximately $271 million.

The Board of Directors of American Buildings Company has approved the merger agreement and has recommended that shareholders tender their shares. The transaction is subject to the acceptance by a majority of ABCO's shareholders and customary regulatory approvals. ONEX will commence a tender offer as soon as possible.

ONEX Corporation is a diversified company with annual consolidated revenues of U.S. $5.9 billion, consolidated assets of U.S. $4.5 billion and 53,000 employees. ONEX was ranked the 9th largest company in Canada in THE FINANCIAL POST 500. It operates through autonomous subsidiaries that are leaders in their industries, including Sky Chefs, Celestica Inc., ClientLogic, Lantic Sugar Limited, Dura Automotive Systems, Inc., Tower Automotive, Inc., Phoenix Pictures, Inc. and Vencap, Inc. ONEX shares trade on the Toronto and Montreal exchanges under the stock symbol OCX.

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Robert T. Ammerman, ABCO Chief Executive Officer, enthusiastically endorsed the transaction. "It will be a whole new chapter in the life of American Buildings Company. In 1998 we reported sales and income from continuing operations of $440.7 million and $17.7 million respectively. In May 1994 ABCO did an initial public offering and for the five-year period ended December 31, 1998, annual sales have grown by 164% while income from continuing operations has increased 532%. We believe that under the ONEX banner we will attain new measures of success. Ammerman expressed his appreciation to the ABCO Board for their guidance and support. He also thanked ABCO's customers, suppliers and employees for their dedication and asked for continued support as the Company moves forward.

Mark L. Hilson, Vice President of ONEX Corporation, commented, "ABCO is an outstanding company with an excellent management team and is a leader in the industries it serves." He continued, "We believe that the price we are paying, which is 65% above the closing price April 7, 1999, shows the high regard we have for the business."

American Buildings Company is a diversified manufacturer and marketer of construction products and services for nonresidential and residential applications. The Company provides metal building systems for industrial, commercial and institutional nonresidential markets and is a major manufacturer and marketer of metal roofing systems. The Company also provides specialty engineering services for large, complex building structures, markets metal building components and paints steel coils. In addition, the Company markets and produces steel sectional upward acting doors for residential and commercial applications, as well as light gauge steel framing systems. The Company markets throughout North America and in selected international countries.

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    STATEMENTS IN THIS PRESS RELEASE CONCERNING THE COMPANY'S BUSINESS
    OUTLOOK OR FUTURE ECONOMIC PERFORMANCE; ANTICIPATED PROFITABILITY, REVENUES, EXPENSES OR OTHER FINANCIAL ITEMS; AND PRODUCT LINE GROWTH, TOGETHER WITH OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, INDUSTRY CYCLICALITY, FLUCTUATIONS IN CUSTOMER DEMAND AND ORDER PATTERN, THE SEASONAL NATURE OF THE BUSINESS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.

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